Exhibit 23.3

                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement of Swift Transportation Co., Inc. on Form S-8 of our report dated June 25, 2001 on the financial statements and supplemental schedules of M.S. Carriers, Inc. Retirement Savings Plan appearing in the Annual Report of the M.S. Carriers, Inc. Retirement Savings Plan on Form 11-K for the year ended December 31, 2000.


                                        /s/ Thompson Dunavant PLC
                                        ----------------------------------------
                                        Thompson Dunavant PLC


Memphis, Tennessee
August 3, 2001